UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2022

Motorsport Games Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39868	86-1791356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5972 NE 4th Avenue Miami, FL	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 507-8799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 11, 2022, Motorsport Games Inc. (the “Company”) notified The Nasdaq Stock Market LLC (“Nasdaq”) that, as a result of the Director Resignations described in Item 5.02 of this Current Report on Form 8-K, the Company was no longer in compliance with Nasdaq Listing Rule 5605(b)(1), which requires a majority of the Company’s board of directors (the “Board”) to be comprised of Independent Directors as defined in Rule 5605(a)(2), and Nasdaq Listing Rule 5605(c)(2), which requires the Audit Committee of the Board to consist of at least three members, each of whom is an independent director under the Nasdaq Listing Rules and meets the heightened independence standards for Audit Committee members.

Also, on November 11, 2022, the Company notified the Nasdaq that the Company is not in compliance with the Nasdaq Listing Rule 5550(a)(4) requiring minimum of 500,000 Publicly Held Shares as defined in the Nasdaq Listing Rules.

On November 14, 2022, the Company received a deficiency letter from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market notifying the Company that, as a result of the Director Resignations, the Company no longer complies with Nasdaq’s audit committee requirement under Listing Rule 5605 (the “Rules”) and that, as such, Mr. John Delta is now the sole independent director remaining on the Company’s audit committee (as described in Item 5.02 of this Current Report on Form 8-K ) and the Company is not eligible for the cure period under the Rules. The Staff stated in the letter that, under the Rules, the Company has 45 calendar days to submit a plan to regain compliance. If the Staff accepts the Company’s plan, the Staff can grant an extension of up to 180 calendar days from November 14, 2022 to evidence compliance.

Also, on November 14, 2022, the Company received a deficiency letter from the Staff notifying the Company that it no longer meets the minimum 500,000 publicly held shares requirement for The Nasdaq Capital Market. The Staff stated in the letter that, under the Rules, the Company has until December 29, 2022 to provide the Staff with a specific plan to achieve and sustain compliance with all The Nasdaq Capital Market listing requirements, including the time frame for completion of this plan.

The Company plans to provide the Staff prior to December 29, 2022 with the Company’s plan to regain compliance. The Company is actively looking for independent director candidates. To regain compliance with the 500,000 share threshold, the Company plans to issue additional shares to non-affiliates, including, without limitation, by way of awards of Company’s Class A restricted stock to employees under the Company’s existing Amended and Restated Equity Incentive Plan, issuances of the Company Class A shares in future equity financing, subject to compliance with the Rules; provided that there can be no assurances that a plan to regain compliance will be consummated or that it will achieve its intended effects.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Resignations

On November 9, 2022, Neil Anderson and Peter Moore, the independent members of the Board and the Audit Committee of the Board, notified the Board of their resignations from the Board, effective immediately, as a result of (i) a disagreement with Motorsport Network LLC (“MSN”), the majority stockholder of the Company, regarding proposals by such directors to raise additional capital for the Company in one or more transactions that could require stockholder approval and that would be dilutive to MSN, and (ii) the November 7, 2022 written request by MSN, sent in its capacity as majority stockholder of the Company, that such individuals resign from the Board because of such disagreement. The resignations were not over any disagreement with the Company or with other directors of the Company on any matter relating to the Company’s operations, policies or practices.

On November 9, 2022, Francesco Piovanetti, the independent member of the Board and the Audit Committee of the Board, notified the Board of his resignations from the Board, effective immediately, as a result of (i) a disagreement with the Company and MSN regarding proposals by such director to raise additional capital for the Company in one or more transactions that could require stockholder approval and that would be dilutive to MSN, and (ii) the November 7, 2022 written request by MSN, sent in its capacity as majority stockholder of the Company, that such individual resign from the Board because of such disagreement. The resignation was not over any disagreement with the Company or with other directors of the Company on any matter relating to the Company’s operations, policies or practices.

On November 9, 2022, James Allen, a member of the Board, notified the Board of his resignation from the Board, effective immediately, not over a disagreement with the Company on any matter relating to the Company’s operations, policies or practices, but so that, given the resignations of the above directors, a new board can be appointed.

In connection with the foregoing changes, John Delta, the Company’s Interim Chief Financial Officer, resigned, effective November 9, 2022, such position and immediately thereafter, was appointed to the Company’s Board of Directors and its Audit Committee to fill the vacancy from one of the above independent directors’ resignation. The Board of Directors determined that Mr. Delta qualifies as an independent director for purposes of the rules and regulations under the Securities Exchange Act of 1934, as amended, and under the applicable NASDAQ listing standards, notwithstanding his brief prior service as Interim Chief Financial Officer from October 4, 2022 to November 9, 2022, in part in reliance on NASDAQ Rule 5605(a)(2), which provides that employment by a director as an executive officer on an interim basis shall not disqualify that director from being considered independent following such employment, provided the interim employment did not last longer than one year. In addition, while during his brief tenure Mr. Delta reviewed certain financial materials, he did not participate in the preparation of the Company’s financial statements while serving as the Company’s interim Chief Financial Officer. The Board of Directors determined that Mr. Delta qualifies to be a Director of the Company and to serve as Chairman of the Board’s Audit Committee in light of his experience in the finance and accounting industries, as well as Chairman of the Board’s Compensation Committee and Nominating and Governance Committee. As a member of the Company’s Board of Directors and as a Chairman of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee, Mr. Delta will receive such compensation as disclosed in the “Director Compensation” section of the Company’s Definitive Proxy Statement filed with the SEC on April 27, 2022. Accordingly, the Consulting Services Agreement with TechCXO pursuant to which the Company paid TechCXO an hourly rate of $450 for Mr. Delta’s service as Interim Chief Financial Officer has been terminated effective November 9, 2022.

In connection with John Delta’s resignation as the Company’s Interim Chief Financial Officer, effective November 9, 2022, Dmitry Kozko was appointed to the Company’s Interim Chief Financial Officer, as well as the Company’s Principal Financial Officer and Principal Accounting Officer. Mr. Kozko will not receive any additional compensation in connection with assuming such duties.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorsport Games Inc.

Date: November 14, 2022	By:	/s/ Dmitry Kozko
Dmitry Kozko
Chief Executive Officer and Interim Chief Financial Officer

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